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                                                                   EXHIBIT 14.1
              INDIVIDUAL RETIREMENT ACCOUNT DISCLOSURE STATEMENT

The following information is provided to you in accordance with the requirements of the Internal Revenue Code (the "Code") and Treasury regulations and should be reviewed in conjunction with the Individual Retirement Custodial Account Agreement (the "Custodial Agreement"), the Application for your IRA (the "Application"), and the prospectus for the mutual funds of the Payden & Rygel Investment Group that are allowable investments for your IRA. The provisions of the Custodial Agreement, Application and prospectus govern in any instance where the Disclosure Statement is incomplete or appears to conflict. This Disclosure Statement reflects the provisions of the Internal Revenue Code in effect on January 1, 1997. This Disclosure Statement provides a nontechnical summary of the law. Please consult with your tax advisor for more complete information and refer to IRS Publication 590.

I.      IRA STATUTORY REQUIREMENTS

        An IRA is a trust or custodial account established for the exclusive benefit of you and your beneficiaries. Current law requires that your IRA agreement be in writing and that it meet the following requirements:

        1. All contributions must be in cash and, for any taxable year, cannot exceed 100% of your compensation or $2,000, whichever is less, unless the contribution is a rollover contribution or an employer contribution to a simplified employee pension plan ("SEP").

        2. The custodian or trustee must be a bank or other institution or person that is approved by the Internal Revenue Service to administer your IRA in accordance with current tax laws.

        3. None of your IRA assets may be invested in life insurance contracts, or collectibles, or commingled with the assets of other people except in a common trust fund or common investment fund.

        4. Your interest in your IRA account is nonforfeitable.

        5. Distribution from your IRA must be in accordance with certain minimum distribution rules, which are explained in Section VII below.

II.     RIGHT TO REVOKE

        You may revoke your IRA at any time within seven days of the time your Application is signed. To revoke your IRA, mail or deliver a written notice stating "I hereby elect to revoke my Payden & Rygel IRA." Sign your name exactly as it appears on your Application, include your social security number, and mail the notice to:


                         Payden & Rygel Investment Group
                         333 South Grand Avenue, 32nd Floor
                         Los Angeles, CA 90071

        Your notice will be considered mailed on the date of postmark, or the date of certification or registration if it is sent by certified or registered mail.

        When Investors Fiduciary Trust Company ("IFTC"), the custodian of your IRA, receives the proper notice of revocation, you will be entitled to a refund of your full IRA contribution, without any adjustment for expenses or market fluctuations. If you have any questions concerning your right of revocation, please call (800) 5-PAYDEN or (800) 572-9336 during regular business hours.


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III.    ELIGIBILITY

        You may make regular contributions to an IRA if you receive compensation from employment, earnings from self-employment, or alimony, and you have not reached age 70 1/2 by the end of the tax year for which the contribution is made. In addition, if you are married and file a joint tax return, you and your spouse may each make contributions to an IRA whether or not both spouses receive compensation. You may make a rollover contribution to an IRA if you have received an eligible rollover distribution from a qualified retirement plan or tax-sheltered annuity or an eligible distribution from another IRA and complete the rollover within 60 days after receiving the distribution. You may also make a trustee-to-trustee transfer from another IRA. Finally, your employer may contribute to your IRA, and if your employer sponsors a simplified employee pension ("SEP"), your employer can make contributions to a SEP/IRA on your behalf.

IV.     CONTRIBUTIONS

        A.     REGULAR CONTRIBUTIONS

        You may contribute each year up to $2,000 or 100% of your compensation, whichever is less, to your IRA. If you are married and each spouse establishes an IRA, each spouse may contribute up to $2,000 to his or her IRA as long as the combined compensation of both spouses for the year (as shown on your joint income tax return) is at least $4,000. If the combined compensation of both spouses is less than $4,000, the higher compensated spouse's IRA contribution may be any amount up to the lesser of that spouse's compensation or $2,000. In this case, the lower compensated spouse's IRA contribution may be any amount up to the couple's combined compensation, less the amount contributed to an IRA for the higher compensated spouse.

        If your employer contributes to your IRA, the contribution is treated as compensation paid to you, whether or not the contribution is deductible, unless the contribution is made under a SEP (see below).

        Compensation for these purposes means wages, salaries, professional fees, or other amounts derived from or received for personal services actually rendered. It includes earned income from self employment and alimony or separate maintenance payments includable in income. It does not include pension or annuity payments or deferred compensation.

        B.      TIME FOR MAKING REGULAR CONTRIBUTIONS

        You may make regular contributions to your IRA (and/or your spouse may make contributions to your spouse's IRA) anytime during a year, up to and including the due date for filing your tax return for the year (without extensions). No regular contributions may be made to an IRA for the calendar year in which you reach age 70 1/2 or later years. No regular contributions to your spouse's IRA may be made for years in which your spouse is age 70 1/2 or older.

        C.      DEDUCTIBILITY

        Regular IRA contributions are fully deductible unless you or your spouse is an active participant in a tax-qualified plan of an employer. If you or your spouse is an active participant in such a plan, then your allowable deduction for regular IRA contributions is reduced or eliminated if your Adjusted Gross Income ("AGI") exceeds certain levels. (If you file separately and are married but live apart from your spouse at all times during the year, you will be considered to be single when applying the following rules regarding deduction limitations.) The deductible amount is determined as follows:

                1. If you (and your spouse) are not active participants in a tax-qualified plan, any contribution up to the maximum amount is deductible.

                2. If you (or your spouse) are an active participant in a tax-qualified plan, and
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                                (a) your AGI is $25,000 or less ($40,000 for a
                        married couple filing a joint return and $0 for a married person filing separately), any contribution up to the maximum amount is deductible;

                                (b) your AGI is $35,000 or more ($50,000 for a
                        married couple filing a joint return and $10,000 for a married person filing separately), no IRA contribution is deductible;

                                (c) your AGI is between $25,000 and $35,000
                        ($40,000 and $50,000 for a married couple filing a joint return and $0 to $10,000 for a married person filing separately), the deductible amount is reduced. The reduction is $0.20 for each $1.00 of AGI over $25,000 ($40,000 for a married couple filing a joint return and $0 for a married person filing separately). The deduction will not be reduced below $200 unless it is eliminated entirely.

        To the extent that the deductibility of IRA contributions is reduced or eliminated, then nondeductible contributions may be made to your IRA (up to the applicable contribution limit). Earnings on all IRA contributions, whether or not the contributions themselves are deductible, are tax-deferred until receipt. You must designate the amount of nondeductible IRA contributions when filing your tax return for the year. If you overstate the amount of your nondeductible contributions you must pay a $100 penalty, unless you can show that such overstatement was due to reasonable cause. If you fail to report nondeductible IRA contributions you will be subject to a $50 penalty, unless your failure was due to reasonable cause.

        D. ROLLOVER CONTRIBUTIONS

        1. PAYMENTS FROM PLANS AND TAX-SHELTERED ANNUITIES THAT ARE ELIGIBLE FOR ROLLOVER

        You may make a rollover contribution to your IRA of an "eligible rollover distribution" from an employer tax-qualified plan (an "employer plan") or a tax-sheltered annuity (including a 403(b)(7) account). The administrator of the employer plan or the payor of a distribution from the tax-sheltered annuity should be able to tell you what portion of your payment is an eligible rollover distribution. The following types of payments CANNOT be rolled over:

                NON-TAXABLE PAYMENTS. In general, only the "taxable portion" of your payment is an eligible rollover distribution. If you have made "after-tax" employee contributions to the plan or annuity, these contributions will be non-taxable when they are paid to you, and they cannot be rolled over. (After-tax employee contributions generally are contributions you made from your own pay that were already taxed.)

                PAYMENTS SPREAD OVER LONG PERIODS. You cannot roll over a payment if it is part of a series of equal (or almost equal) payments that are made at least once a year and that will last for your lifetime (or your life expectancy), or

                your lifetime and your beneficiary's lifetime (or life expectancies), or a period of ten years or more.

                REQUIRED MINIMUM PAYMENTS. Beginning in the year you reach age 70-1/2, a certain portion of your payment cannot be rolled (or transferred) over because it is a "required minimum payment" that must be paid to you.

        2.      DIRECT ROLLOVER

        You can choose a direct rollover of all or any portion of your payment from an employer plan or a tax-sheltered annuity that is an "eligible rollover distribution," as described above. In a direct rollover, the



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        eligible rollover distribution is paid directly from the plan or tax-sheltered annuity to your IRA. If you choose a direct rollover, you are not taxed on a payment until you later take it out of the IRA.

        3.      ROLLOVER OF PLAN PAYMENTS PAID TO YOU

        A payment to you of an eligible rollover distribution from an employer plan or tax-sheltered annuity is taxed in the year you receive it unless, within 60 days, you roll it over to an IRA (or another plan that accepts rollovers). If you do not roll it over, special tax rules may apply. If any portion of the payment to you is an eligible rollover distribution, the payor is required by law to withhold 20% of that amount. This amount is sent to the IRS as income tax withholding.

                SIXTY-DAY ROLLOVER OPTION. If you have an eligible rollover distribution paid to you, you can still decide to roll over all or part of it to an IRA (or another employer plan that accepts rollovers). If you decide to roll over, YOU MUST COMPLETE THE ROLLOVER WITHIN 60 DAYS AFTER YOU RECEIVE THE PAYMENT. The portion of your payment that is rolled over will not be taxed until you take it out of the IRA (or the employer plan).

        You can roll over up to 100% of the eligible rollover distribution, including an amount equal to the 20% that was withheld. If you choose to roll over 100%, you must find other money within the 60-day period to contribute to the IRA or the employer plan to replace the 20% that was withheld. (On the other hand, if you roll over only the 80% that you received, you will be taxed on the 20% that was withheld.)

        See the Special Tax Notice Regarding Plan Payments, that must be provided by the plan administrator or payor of your employer plan or tax-sheltered annuity, for additional information on the rules governing rollover and taxation of plan distributions, or consult your tax advisor for more details.

        You should maintain a separate IRA account for any rollovers of funds from an employer plan if you want to preserve your ability to later roll over these funds and earnings into another employer plan. Similarly, you should maintain a separate account for any rollover of funds from a tax-sheltered annuity.

        If you are the surviving spouse of a deceased plan participant, you can make a rollover to an IRA from a tax-qualified plan of your spouse's employer if you received all or a part of your spouse's share as a result of his or her death. A spouse or former spouse who is a recipient of a distribution made under a qualified domestic relations order may roll over all or part of the distribution.

        Because complex rules apply to distributions and rollovers of payments from employer plans and tax-sheltered annuities, you should seek competent tax advice whenever you contemplate receiving a distribution from a qualified plan or tax-sheltered annuity or an IRA funded by a rollover from a qualified plan or tax-sheltered annuity.

        4.      ROLLOVERS FROM OTHER IRAS

        You may also make a rollover contribution of amounts held in another IRA. There are no limits on the amount of rollover contributions made to an IRA from another IRA, except you may not roll over (or transfer) any required minimum distribution amount (described in VII.D.). The distribution from the first IRA must be rolled over within 60 days of receipt. Also, after making a rollover of a distribution from one IRA to another IRA, you must wait 12 full months before you can make another IRA-to-IRA rollover.

        5.      TAX-DEFERRAL ON IRA ROLLOVER OR TRUSTEE-TO-TRUSTEE TRANSFER

        An effective rollover allows you to postpone paying taxes on the amount distributed from an employer plan, tax-sheltered annuity or IRA until it is withdrawn from the recipient IRA. You do not report the distribution as income and you do not take a deduction for the rollover contribution. Earnings on your rollover IRA are tax-deferred until receipt. (Similarly, a trustee-to-trustee transfer is not treated as a distribution and the amount transferred and earnings are tax-deferred until receipt.)


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        E.      SEP CONTRIBUTIONS

        If your employer has established a simplified employee pension ("SEP"), your employer may make contributions to your SEP/IRA. If the SEP contains a salary reduction arrangement, you may elect to reduce your salary by up to the lesser of 15% of compensation or $7,000 (indexed annually); and have that amount contributed to your SEP/IRA. The maximum SEP contribution, including salary reduction amounts and employer contributions, is the lesser of 15% of your eligible compensation or $30,000. SEP contributions are not included in your taxable income.

        Please note that the tax law provisions permitting salary reduction SEPs were repealed effective January 1, 1997. Therefore, no further salary reduction SEP contributions are allowed except under salary reduction SEPs that were already in existence on December 31, 1996.

V.      EXCESS CONTRIBUTIONS

        Amounts contributed to an IRA which exceed the maximum allowable contribution are treated as "excess contributions" and are subject to a nondeductible 6% penalty tax for each year in which the excess remains in the IRA. Excess contributions may be corrected and the 6% penalty tax avoided by withdrawal of the excess and any earnings thereon before the due date (including extensions) of the tax return for the tax year for which the excess contribution was made. No deduction may be taken for the excess contributions and the earnings must be included in taxable income for the year the contribution was made. The earnings withdrawn may be subject to a 10% premature distribution tax if you are under age 59 1/2. See Section VII.B.

        An excess contribution may be withdrawn after the due date of the tax return (including extensions) with the following consequences:

        (a) If your total contribution for the tax year the excess contribution was made is $2,000 or less (or below the limit of your employer's SEP contribution), the excess contribution may be withdrawn without being included in income or being subject to the 10% premature distribution tax. No deduction may be taken for the excess contribution. Any earnings withdrawn will be included in income and may be subject to the premature distribution tax.

        (b) If your total contribution for the tax year in which the excess contribution was made exceeds $2,000 (or, if higher, the limit of your employer's SEP contribution), any excess contribution and any earnings on the excess withdrawn after the due date for tax filing (including extensions), will be includable in income in the year received and will be subject to any 10% premature distribution tax that may apply. Additionally, no deduction may be taken for the excess contribution for the year in which it is made.

        (c) Any excess contribution withdrawn after the due date for the tax filing (including extensions) for the year for which the contribution was made is subject to the 6% penalty tax on the amount of the excess contribution for the taxable year in which made and each tax year that it is still in your IRA at the end of the year.

        You may also correct an excess contribution to your IRA by treating the excess amount as contributed to your IRA in a subsequent year to the extent that the excess, when aggregated with your IRA contribution (if any) for the subsequent year, does not exceed the maximum amount for that year. You may be entitled to a deduction for the amount of the excess contribution that is applied in the subsequent year.

VI.     INVESTMENT OF ACCOUNT AND FINANCIAL DISCLOSURE

        The assets in your IRA will be invested by IFTC in mutual fund shares of Payden & Rygel in accordance with your instructions and Article VIII, paragraphs [2] and [10] of the Custodial Agreement.


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        Growth in the value of your IRA cannot be guaranteed or projected.
        However, the income and operating expenses of each allowable investment that you select for your IRA will affect the value of its shares and, therefore, the value of your IRA. The Payden & Rygel Investment Group prospectus for such shares contains information regarding current income and expenses of each of these investments. Reasonable fees and other expenses of maintaining your IRA may be charged to you or your IRA. The current annual Custodian's fee is set forth in the Application. A new fee may be substituted from time to time as provided in paragraph [7] of
        Article VIII of the Custodial Agreement.

VII.    DISTRIBUTIONS

        A.      TAXATION OF DISTRIBUTION AS ORDINARY INCOME

        In general, you must include distributions from your IRA in your gross income for the year in which the distributions are received. There is a 10% additional income tax assessed against premature distributions to the extent such distributions are includable in income, as described in
        B. below.

        You may exclude from your income that portion of a distribution that constitutes a return of your properly reported nondeductible contributions. The amount of the distribution excludable from income is the portion that bears the same ratio to the total distribution that your aggregate nondeductible contributions (not distributed in prior years) bear to the balance at the end of the year (calculated after adding back distributions made during the year) of your IRA. For this purpose, all of your IRAs are treated as a single IRA, and all distributions from an IRA during a taxable year are to be treated as one distribution.

        In addition, your gross income does not include any distribution from an IRA that is properly rolled over. Except as provided in D. below, you may roll over all or any part of property received in a distribution of assets, within 60 days of receipt, into another IRA or individual retirement annuity, and maintain the tax-deferred status of such assets. A rollover from one IRA to another may be made once every twelve months. Also, certain qualifying distributions which were rolled over into an IRA from employer tax-qualified plans may be rolled over into another employer tax-qualified plan. (You should seek competent tax advice regarding these rollovers.)

        As explained in Section V, certain distributions of excess contributions are not included in income. In addition, IRA contributions for a taxable year which do not exceed the contribution limits for such year may also be withdrawn without being included in income or being subject to a 10% premature distribution tax, as long as such contributions and earnings thereon are withdrawn prior to the due date (including extensions) of your federal income tax return for the tax year for which the contribution was made. The earnings withdrawn must be included in taxable income for the year in which the contribution was made and may be subject to the 10% premature distribution tax.

        B.      TAX ON PREMATURE DISTRIBUTIONS

        To the extent they are included in income, distributions from your IRA made before you reach age 59 1/2 will be subject to a 10% nondeductible penalty tax (in addition to being taxable as ordinary income). Exceptions to the 10% penalty tax include distributions made on account of your death or disability, and distributions included in a scheduled series of payments over your life expectancy or the joint life expectancies of you and your beneficiary.

        In addition, distributions during a year are not subject to the 10% penalty tax to the extent that the distributions do not exceed the amount of your deductible medical expenses for the year (generally speaking, medical expenses paid during a year are deductible if they are greater than 7-1/2% of your adjusted gross income for the year).

        Finally, distributions are not subject to the 10% penalty if they do not exceed the amounts you paid for health insurance coverage for yourself, your spouse and dependents. This exception is available only if you have been unemployed and received federal or state unemployment compensation for at least 12 weeks. Distributions during the year in which you received the unemployment compensation or the


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        following year are eligible for this exception, but not any distributions received after you have been reemployed for at least 60 days.

        C.      TAX ON EXCESS DISTRIBUTIONS

        There is a 15% excise tax assessed against annual distributions from tax-favored retirement plans, including IRAs, which exceed $155,000 (this amount is for 1996; it is $160,000 for 1997 and is indexed annually for future cost-of-living changes). To determine whether you have distributions in excess of this limit, you must aggregate the amounts of all distributions received by you during the calendar year from all retirement plans, including IRAs. Certain individuals with account balances or accrued benefits equal to at least $562,500 as of August 1, 1986, may have made an election to project the August 1, 1986 balance from the 15% additional tax. Please consult with your tax advisor for more complete information, if you made such an election.

        Under the current tax laws, the 15% excise tax described in the preceding paragraph will not apply to withdrawals from your IRA by you during calendar years 1997, 1998 and 1999 (or to distributions from other kinds of retirement plans). However, a related 15% excise tax on certain excess amounts remaining in your IRAs or retirement plan accounts upon your death continues to apply during these calendar years. Consult your tax adviser to determine whether it would be advantageous for you to make withdrawals from your IRA (or receive distributions from other retirement plan accounts) during this three-year period.

        D.      REQUIRED MINIMUM DISTRIBUTIONS

        1.      During Your Life

        The minimum distribution rules require that for your "70-1/2 year," and each year thereafter, you must make withdrawals from your IRA accounts that are at least equal to the "minimum distribution." Your 70-1/2 year is the calendar year that contains the date six months after your 70th birthday.

        Generally, you must withdraw an amount at least equal to the minimum distribution by December 31 of each year. However, for your 70-1/2 year, you may wait to withdraw the minimum distribution until April 1 of the following year. (This means that if you wait to make your withdrawal for the 70-1/2 year until April 1 of the following year, your total withdrawal in that year must equal the minimum distributions for two years - a withdrawal by April 1 that is equal to the minimum distribution for the 70-1/2 year and a second withdrawal by December 31 that is equal to the minimum distribution for that year. In each year thereafter, you must withdraw the minimum distribution for the year by December 31.)

        The amount of the minimum distribution is usually determined by dividing the account balance of your IRA, as of December 31 of the prior year, by a divisor (determined by Internal Revenue Service actuarial tables) that is based on your life expectancy or the joint life and last survivor expectancy for you and your designated beneficiary. See Article IV of the Custodial Agreement for a more detailed explanation of how to calculate the minimum distribution. The distributions must also satisfy the minimum distribution incidental benefit rule, which generally will require distributions over a period less than the joint and last survivor expectancy of you and your designated beneficiary unless your beneficiary is your spouse or is no more than ten years younger than you. The IRS provides tables for determining the distribution needed to satisfy incidental benefit requirements.

        The minimum distribution required must be calculated separately for each IRA you own, but the amounts so determined may be totaled and taken from any one or more of your IRAs.

        You will be subject to a 50% excise tax on the amount by which the distribution you actually received in any year falls short of the minimum distribution required for the year.


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        YOU MAY TAKE YOUR DISTRIBUTION IN:

        -       a lump sum;

        - equal or substantially equal payments over a specified period no longer than your life expectancy or the joint life and last survivor expectancy of you and your designated beneficiary.

        Also, as described in Section VII.A., you may roll over an eligible distribution to purchase an individual retirement annuity payable in equal or substantially equal payments over your life or the joint and last survivor lives of you and your designated beneficiary. (See Article IV and Article VIII, paragraph 4, of the Custodial Agreement and IRS Publication 590 for a full description of permissible distribution methods.)

        2.      AFTER YOUR DEATH

        If you die before you reach age 70 1/2, distribution must be made to your beneficiary by December 31 of the fifth year following the year of your death unless, by December 31 of the year following your death, your designated beneficiary begins receiving distributions over a period not extending beyond your beneficiary's life expectancy. When your beneficiary is your spouse, however, distributions can be postponed until December 31 of the year in which you would have reached age 70 1/2, at which time your spouse must take them over a period not extending beyond his or her life expectancy. See Article IV of the Custodial Agreement and IRA Publication 590 for a more detailed explanation of how to calculate the minimum distribution.

        If you die after your required beginning date, the balance in the Custodial Account must continue to be paid at least as rapidly as under the method of payment being used prior to your death.

        If your beneficiary is your spouse, your beneficiary can elect to treat your IRA as his or her own IRA.

        The minimum distribution required must be calculated separately for each IRA you own, but the amounts so determined may be totalled and taken from any one or more IRAs.

        A payee is subject to a 50% excise tax on the amount by which a distribution for the year falls short of the minimum distribution required.

        YOUR BENEFICIARY MAY TAKE HIS OR HER DISTRIBUTION IN:

        -       a lump sum;

        - equal or substantially equal payments over a specified period no longer than his or her life expectancy.

        Also, as described in Section VII.A., a spousal beneficiary may roll over a lump sum distribution to purchase an individual retirement annuity payable in equal or substantially equal payments over his or her life expectancy. (See Article IV and Article VIII, paragraph 4, of the Custodial Agreement and IRS Publication 590 for a full description of permissible distribution methods.)

        3. Further Information. This explanation only summarizes the minimum distribution rules. Other rules and exceptions may apply to you that are not discussed in this summary, including rules which, in some cases, would prevent you from using certain options described above. You should consult your personal tax advisor or IRS Publication 590 for more detailed information.


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VIII.   LOSS OF TAX-EXEMPT STATUS OF IRA

        If you engage in any of the prohibited transactions listed in Section 4975 of the Code (such as any sale, exchange, or leasing of any property between you and your IRA) or if you take a loan from your IRA, your account will be disqualified and the entire balance of your account will be treated as if it had been distributed to you as of the first day of the year in which the prohibited transaction occurred. The fair market value of your IRA will be included in income in the year the prohibited transaction takes place and, if you are under age 59 1/2 at the time, you may be subject to the 10% penalty tax on premature distributions. Should you or your beneficiary pledge all or any portion of your IRA as security for a loan, the portion so pledged will be treated as if distributed to you, will be included in your income, and may be subject to the 10% premature distribution penalty during the year in which the pledge occurred.

IX.     OTHER TAX CONSIDERATIONS

        A.      FEDERAL INCOME TAX WITHHOLDING

        Federal income tax will be withheld on amounts distributed from your IRA unless you elect not to have withholding apply. Generally, tax will be withheld at a 10% rate. At the time of distribution from your IRA, you will be notified of your right to elect not to have withholding apply and will be provided with the appropriate election form. If your IRA distribution is to be delivered outside of the U.S., you may elect not to have withholding apply only if you certify to the Custodian that you are not a U.S. citizen residing overseas or a "tax avoidance expatriate" as described in Section 877 of the Internal Revenue Code. (The distribution may also be subject to state withholding laws.)

        B. DISTRIBUTION NOT ELIGIBLE FOR LUMP-SUM AVERAGING OR CAPITAL GAINS TREATMENT

        No distribution to you or anyone else from your account can qualify for capital gains treatment under the federal income tax laws or for the five- or ten-year averaging available with respect to certain lump sum distributions from other types of retirement plans. The distribution is taxed to the person receiving it as ordinary income.

        C.      GIFT TAX

        If you elect during your lifetime to have all or any part of your account payable to a beneficiary at or after your death, the election will not subject you to any gift tax liability.

        D.      REPORTING FOR TAX PURPOSES

        You must report deductible IRA contributions and distributions on your tax Form 1040 or 1040A for the taxable year in which the contributions or distributions were made. If you make any nondeductible contributions, you must include the amount of such nondeductible contributions and the aggregate account balance of all your IRAs as of the end of the calendar year on Form 8606. Additional reporting is required in the event that special taxes or penalties described herein are due. You must file Form 5329 with the IRS for each taxable year in which the contribution limits are exceeded, a premature distribution takes place, less than the required minimum amount is distributed from your IRA, or excess distributions are made.

        X.      IRS APPROVAL & INFORMATION

        This IRA has not been submitted to the IRS for approval as to form because it incorporates Form 5305-A issued by the IRS. This Disclosure Statement provides only a summary of the laws governing IRAs. You should consult your personal tax advisor or IRS Publication 590, Individual Retirement Arrangements, for more detailed information. This publication is available from your local IRS office or by calling 1-800-TAX-FORMS.

FORM 5305-A UNDER SECTION 408(A) OF THE INTERNAL REVENUE CODE

                                    ARTICLE I

The Custodian may accept additional cash contributions on behalf of the Depositor for a tax year of the Depositor. The total cash contributions are limited to $2,000 for the tax year unless the contribution is a rollover contribution described in section 402(c) (but only after December 31, 1992), 403(a)(4), 403(b)(8), 408(d)(3), or an employer contribution to a simplified employee pension plan as described in section 408(k). Rollover contributions before January 1, 1993, include rollovers described in section 402(a)(5), 402(a)(6), 402(a)(7), 403(a)(4), 403(b)(8), 403(d)(3), or an employer contribution to a simplified employee pension plan as described in section
408(k).

                                   ARTICLE II

The Depositor's interest in the balance in the custodial account is nonforfeitable.

                                   ARTICLE III

1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).

2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3) which provides an exception for certain gold and silver coins and coins issued under the laws of any state.

                                   ARTICLE IV

1. Notwithstanding any provision of this agreement to the contrary, the distribution of the Depositor's interest in the custodial account shall be made in accordance with the following requirements and shall otherwise comply with section 408(a)(6) and Proposed Regulations section 1.408-8, including the incidental death benefit provisions of Proposed Regulations section 1.401(a)(9)-2, the provisions of which are incorporated by reference.

2. Unless otherwise elected by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, other than in the case of a life annuity, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated.

3. The Depositor's entire interest in the custodial account must be, or begin to be, distributed by the Depositor's required beginning date, (April 1 following the calendar year end in which the Depositor reaches age 70 1/2). By that date, the Depositor may elect, in a manner acceptable to the Custodian, to have the balance in the custodial account distributed in :

        (a) A single sum payment.

        (b) An annuity contract that provides equal of substantially equal monthly, quarterly, or annual payments over the life of the Depositor.

        (c) An annuity contract that provides equal or substantially equal monthly, quarterly, or annual payments over the joint and last survivor lives of the Depositor and his or her designated beneficiary.

        (d) Equal or substantially equal annual payments over a specified period that may not be longer than the Depositor's life expectancy.

        (e) Equal or substantially equal annual payments over a specified period that may not be longer than the joint life and last survivor expectancy of the Depositor and his or her designated beneficiary.

4. If the Depositor dies before his or her entire interest is distributed to him or her, the entire remaining interest will be distributed as follows:

        (a) If the Depositor dies on or after distribution of his or her interest has begun, distribution must continue to be made in accordance with paragraph 3.

        (b) If the Depositor dies before distribution of his or her interest has begun, the entire remaining interest will, at the election of the Depositor or, if the Depositor has not so elected, at the election of the beneficiary or beneficiaries, either

            (i) Be distributed by the December 31 of the year containing the fifth anniversary of the Depositor's death, or

            (ii)Be distributed in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31 of the year following the year of the Depositor's death. If, however, the beneficiary is the Depositor's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the Depositor would have turned age 70 1/2.

        (c) Except where distribution in the form of an annuity meeting the requirements of section 408(b)(3) and its related regulations has irrevocably commenced, distributions are treated as having begun on the Depositor's required beginning date, even though payments may actually have been made before that date.

        (d) If the Depositor dies before his or her entire interest has been distributed and if the beneficiary is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted in the account.

5. In the case of a distribution over life expectancy in equal or substantially equal annual payments, to determine the minimum annual payment for each year, divide the Depositor's entire interest in the Custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the Depositor (or the joint life and last survivor expectancy of the Depositor and the Depositor's designated beneficiary, or the life expectancy of the designated beneficiary, or the life expectancy of the designated beneficiary, whichever applies). In the case of distributions under paragraph 3, determine the initial life expectancy (or joint life and last survivor expectancy) using the attained ages of the depositor and designated beneficiary as of their birthdays in the year the Depositor reaches age 70 1/2. In the case of a distribution in accordance with paragraph 4(b)(ii), determine life expectancy using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence.

6. The owner of two or more individual retirement accounts may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. This method permits an individual to satisfy these requirements by taking from one individual retirement account the amount required to satisfy the requirement for another.

                                    ARTICLE V

1. The Depositor agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) and Regulations sections 1.408-5 and 1.408-6.

2. The Custodian agrees to submit reports to the Internal Revenue Service and the Depositor prescribed by the Internal Revenue Service.

                                   ARTICLE VI

Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through III and this sentence will be controlling. Any additional articles that are not consistent with section 408(a) and the related regulations will be invalid.

                                   ARTICLE VII

This agreement will be amended from time to time to comply with the provisions of the Code and related regulations. Other amendments may be made with the consent of the persons whose signatures appear below.

                                  ARTICLE VIII

1.      DEFINITIONS. The following definitions shall apply to terms used in this
        Article VIII:

        a. "Application" shall mean the IRA Application submitted by the Depositor to the Custodian.

        b. "Code" shall mean the Internal Revenue Code of 1986, as amended, including any regulations, procedures, rulings, or notices issued thereunder.

        c.     "Company" shall mean Payden & Rygel Investment Group.

        d. "Custodial Account" shall mean the custodial account established under this agreement.

2. INVESTMENT OF CONTRIBUTIONS. Contributions shall be invested in shares of the Company mutual funds in accordance with the Depositor's written instructions in the Application, and with subsequent written instructions of the Depositor (or, following the death of the Depositor, his or her beneficiary) in a form acceptable to and filed with the Custodian. By giving such instructions, the Depositor (or beneficiary, where applicable) will be deemed to have acknowledged receipt of the then current prospectus for any shares in which the Depositor (or beneficiary) directs the Custodian to invest contributions. The Depositor, by making a rollover contribution, as described in Article I, hereby certifies that the contribution meets all requirements for rollover contributions. The amount of each contribution shall be applied to the purchase of such shares at the price and in the manner in which such shares are then being publicly offered by the Company in accordance with the then current prospectus, and such shares shall be credited to the Custodial Account. All dividends and capital gain distributions received on the shares of the fund held in each Custodial Account shall (unless received in additional shares of such fund) be reinvested in such shares which shall be credited to such Custodial Account. If any distribution on shares of the fund may be received at the election of the shareholder in additional shares or in cash or other property, the Custodian shall elect to receive such distribution in additional shares. The Custodian shall not be liable for interest on any cash balance in the Custodial Account. All Company shares acquired by the Custodian shall be registered in the name of the Custodian or its registered nominee.

3. VOTING WITH RESPECT TO SHARES. The Custodian shall have no power or authority to vote any shares of a Designated Investment Company, except in accordance with the directions provided to it by the Depositor. In the event the Depositor fails or declines to direct the Custodian as to voting any such shares held by the Custodial Account, that failure or declination to direct shall be deemed to be a direction not to vote such shares.

4. ALTERNATIVE DISTRIBUTION METHODS: Notwithstanding Article IV, a Depositor may elect in writing in a form acceptable to and filed with the Custodian, to have the balance in the Custodial Account distributed only in a lump sum or in substantially equal payments over a period that does not exceed the Depositor's life expectancy or the joint and last survivor life expectancy of the Depositor and his or her designated beneficiary. For this purpose, life expectancies must be determined by using applicable Internal Revenue Service tables. Notwithstanding paragraph 2 of Article IV, unless an election to have life expectancies recalculated annually is made by the time distributions are required to begin to the Depositor under paragraph 3, or to the surviving spouse under paragraph 4, of Article IV, life expectancies shall not be recalculated. Such election shall be irrevocable as to the Depositor and the surviving spouse and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary may not be recalculated. To receive an annuity distribution, a Depositor may roll over a lump sum distribution to purchase an individual retirement annuity payable in equal or substantially equal payments over the Depositor's life expectancy or the joint and last survivor life expectancy of the Depositor and his or her designated beneficiary. The distribution option should be reviewed in the year the Depositor reaches age 70 1/2to make sure the requirements of Code Section 408(a)(6) have been met. Consistent with paragraph 6 of Article IV, the Custodian is not obligated to make any distribution absent a specific written direction, in a form acceptable to and filed with the Custodian, from the Depositor or designated beneficiary to do so.

5. AMENDMENT AND TERMINATION. The Depositor may at any time and from time to time terminate this Agreement in whole or in part by delivering to the Custodian a signed written notice of such termination, in a form acceptable to the Custodian. The Depositor and the Custodian delegate to the Company the right to amend this Agreement (including retroactive amendments) by written notice to the Custodian and the Depositor. The Depositor shall be deemed to have consented to any such amendment, provided that (a) no amendment shall cause or permit any part of the assets of the Custodial Account to be diverted to purposes other than for the exclusive benefit of the Depositor or his or her beneficiaries; (b) any amendment which affects the rights, duties or responsibilities of the Custodian may only be made with the Custodian's consent; and (c) no amendment shall be made except in accordance with any applicable laws and regulations affecting this Agreement and the Custodial Account.

6. RESIGNATION OR REMOVAL OF CUSTODIAN. The Custodian may resign at any time upon thirty (30) days notice in writing to the Company. Upon such resignation, the Company shall notify the Depositor, and shall appoint a successor custodian under this Agreement. The Depositor or the Company at any time may remove the Custodian upon 30 days written notice to that effect in a form acceptable to and filed with the Custodian. Such notice must include designation of a successor custodian. The successor custodian shall satisfy the requirements of section 408(h) of the Code. Upon receipt by the Custodian of written acceptance of such appointment by the successor custodian, the Custodian shall transfer and pay over to such successor the assets of and records relating to the Custodial Account. The Custodian is authorized, however, to reserve such sum of money as it may deem advisable for payment of all its fees, compensation, costs and expenses, or for payment of any other liability constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, and where necessary may liquidate shares in the Custodial Account for such payments. Any balance of such reserve remaining after the payment of all such items shall be paid over to the successor Custodian. The Custodian shall not be liable for the acts or omissions of any predecessor or successor custodian or trustee.

7. CUSTODIAN'S ANNUAL FEES: The Payden & Rygel Investment Group has agreed to pay all fees charged by the Custodian through at least December 31, 1997. Should the Payden & Rygel Investment Group decide to no longer pay the Custodian's annual fees, the Depositor shall be notified at least 60 days prior to the imposition of fees. In this case, the Depositer will be charged by the Custodian for its services under this Agreement in such amount as the Custodian shall establish from time to time. Sufficient shares may be liquidated from the Custodial Account to pay the fee. A different fee may be substituted at any time upon written notice to the Depositor. A Depositor who does not consent to such new fee should terminate this Agreement pursuant to paragraph 5 of Article VIII within 30 days of the notice of the new fee. If no such termination is made within 30 days of the notice of the new fee, the Depositor will be deemed to have consented to the new fee. The Custodian's ability to earn income on amounts held in non-interest bearing accounts has been taken into consideration in establishing the Custodian's fees. The Custodian shall be entitled to retain any such income as a part of its agreed compensation hereunder, and such income shall not be or become a part of the Custodial Account.

8. OTHER FEES AND EXPENSES. Any income or other taxes of any kind whatsoever that may be levied or assessed upon or with respect to the Custodial Account or the income thereof, any transfer taxes incurred in connection with the investment and reinvestment of the assets of the Custodial Account, all other reasonable administrative expenses incurred by the Custodian with respect to any such taxes, or with respect to any controversies concerning the Custodial Account, including, but not limited to, fees for legal services rendered to the Custodian and related costs, and such reasonable compensation to the Custodian for acting in that capacity with respect to any such taxes or controversies, may, in the discretion of the Custodian, be charged against and paid from the assets of the Custodial Account. Sufficient shares may be liquidated from the Custodial Account to pay any such taxes, expenses and compensation.

9. INALIENABILITY OF ASSETS: No interest, right or claim in or to any part of the Custodial Account, nor any assets held therein or benefits provided hereunder shall be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause any such interest, right, claim, assets or benefits to be so subjected shall not be recognized, except to the extent as may be required by law.

10. EXCHANGE PRIVILEGE: With respect to any Company shares held in the Custodial Account, the Depositor (or beneficiary, where applicable) may, upon submission of written instructions in a form acceptable to and filed with the Custodian, cause shares of any fund to be exchanged for shares of any other fund of the Company meeting the requirements of this Agreement, upon the terms and within the limitations imposed by the then current prospectus of the fund of the Company which are acquired in the exchange.

        By giving such instructions, the Depositor (or beneficiary) will be deemed to have acknowledged receipt of such prospectus.

11. DESIGNATION OF BENEFICIARY. The Depositor may designate a beneficiary or change or revoke the designation of a beneficiary, by written notice in a form acceptable to and filed with the Custodian, prior to the complete distribution of the balance in the Custodial Account. If the Depositor has not by the date of his or her death properly designated a beneficiary in accordance with the preceding sentence, or if no designated beneficiary survives the Depositor, the Depositor's beneficiary shall be his or her estate. If a beneficiary dies before receiving his or her entire interest in the Custodial Account, his or her remaining interest in the Custodial Account shall be paid to the beneficiary's estate.

12. RESPONSIBILITY AS TO CONTRIBUTIONS OR DISTRIBUTIONS. The Custodian will not under any circumstances be responsible for the timing, purpose or propriety of any contribution or of any distribution made hereunder, nor shall the Custodian incur any liability or responsibility for any tax imposed on account of any such contribution or distribution.

13. OTHER LIMITS ON RESPONSIBILITIES OF THE CUSTODIAN. The Custodian shall not incur any liability or responsibility in taking or omitting to take any action based on any notice, election, or instruction or any written instrument believed by the Custodian to be genuine and to have been properly executed. The Custodian shall be under no duty of inquiry with respect to any such notice, election, instruction, or written instrument, but in its discretion may request any tax waivers, proof of signatures or other evidence which it reasonably deems necessary for its protection. The Depositor and the successors of the Depositor including any executor or administrator of the Depositor shall, to the extent permitted by law, indemnify the Custodian and its successors and assigns against any and all claims, actions or liabilities of the Custodian to the Depositor or the successors or beneficiaries of the Depositor whatsoever (including without limitation all reasonable expenses incurred in defending against or settlement of such claims, actions or liabilities) which may arise in connection with this Agreement or the Custodial Account, except those due to the Custodian's own bad faith, gross negligence or willful misconduct. The Custodian shall not be under any duty to take any action not specified in this Agreement, unless the Depositor shall furnish it with instructions in proper form and such instructions shall have been specifically agreed to by the Custodian, or to defend or engage in any suit with respect hereto unless it shall have first agreed in writing to do so and shall have been fully indemnified to its satisfaction.

14. NOTICES. All written notices required or permitted to be given by the Custodian shall be deemed to have been given when sent by mail to the Depositor at the Depositor's last address of record provided to the Custodian. All written notices required or permitted to be given to the Custodian shall be deemed to have been given when received by the Custodian if mailed to the Custodian at Payden & Rygel Investment Group, 333 So. Grand Ave., Los Angeles, CA 90071 or such other address as the Custodian shall provide to the Depositor from time to time.

15. TIMING OF CONTRIBUTIONS. A contribution is deemed to have been made on the last day of the preceding taxable year if the contribution is made by the deadline for filing the Depositor's income tax return (not including extensions) and if the Depositor designates the contribution as a contribution for the preceding taxable year in a manner acceptable to the Custodian. The Custodian will not be liable or responsible for any consequences of postal delays or delays resulting from an incomplete Application or a designation made in an unacceptable form. Applications received by the Custodian postmarked after the deadline will be treated as a contribution for the Depositor's current tax year. Improperly completed applications will be returned to the sender.

16. GOVERNING LAW. This Agreement and the Custodial Account shall be construed, administered and enforced according to the laws of the State of Missouri.

17. WHEN EFFECTIVE. This Agreement shall not become effective until acceptance of the Application by the Custodian at its principal offices, as evidenced by a written confirmation to the Depositor.

PAYDEN & RYGEL INDIVIDUAL RETIREMENT ACCOUNT APPLICATION
=====================================================================================================
ACCOUNT HOLDER INFORMATION  Please print clearly.
DR/MR/MRS/MS

-----------------------------------------------------------------------------------------------------
Name                                                                 Date

Home Address: Street

-----------------------------------------------------------------------------------------------------
City                               State                             ZIP Code

(                         )       (                          )
-----------------------------------------------------------------------------------------------------
Home Phone                         Business Phone
                                                                     [  ] Single   [  ] Married
-----------------------------------------------------------------------------------------------------
Date of Birth                      Social Security Number            Marital Status

=====================================================================================================
TYPE OF ACCOUNT (Select appropriate account type)

[  ] Regular IRA  [  ] SEP IRA                     [  ] Spousal IRA (Spouse must complete
                                                        separate application)
                  [  ] Prior Tax Year 19 _______   [  ] Contribution $_______________________________
                  [  ] Current Tax Year 19 _____   [  ] Contribution $_______________________________
=====================================================================================================
TYPE OF TRANSACTION (Select if applicable)

[  ] Direct Rollover from an Employer's  qualified plan or 403(b) plan
[  ] Rollover (indicate source of funds  below - select one)
     [  ] From an Employer's qualified plan or 403(b) plan
     [  ] From a Regular (contributory) IRA or a SEP-IRA
[  ] Direct Transfer of Assets from another IRA  $___________________ (A transfer of assets form must also be completed.)
=====================================================================================================
INVESTMENT INSTRUCTIONS

Under the provisions of my Individual Retirement Account (IRA) Agreement, I have the right to direct the investments.

I understand, however, that the investment options available to me are limited to those shown below and are governed by the terms of the current prospectus for the fund.  By giving instructions to invest in a fund, I acknowledge receipt of such prospectus.  The minimum initial investment is
$2,000. Please refer to Article VIII Paragraph 10 for investments to which you may exchange the existing investment.  All proceeds from your investment will be reinvested in the same fund.
Please note that Payden & Rygel  will pay all administrative fees charged by the custodian.

Telephone Exchange: Payden & Rygel is authorized to accept my telephone instructions for exchanges:
Yes [   ] No [   ]

[ ] Limited Maturity Fund         [ ]  Total Return Fund              [ ] International Bond Fund
    $_____________________________     $____________________________      $__________________________
[ ] Short Bond Fund               [ ]  Growth & Income Fund           [ ] Global Balanced Fund
    $_____________________________     $____________________________      $__________________________
[ ] U.S. Treasury Fund            [ ]  Market Return Fund             [ ] International Equity Fund
    $_____________________________     $____________________________      $__________________________
[ ] Intermediate Bond Fund        [ ]  Global Short Bond Fund
    $_____________________________     $____________________________
[ ] Investment Quality Bond Fund  [ ]  Global Fixed Income Fund
    $_____________________________     $____________________________


Total Amount Enclosed: $____________________________________________


Make check payable to: Payden & Rygel Investment Group
Send to:               Payden & Rygel Investment Group, P.O. Box 419318, Kansas City, MO 64141-6318
=====================================================================================================
    PAYDEN & RYGEL INVESTMENT GROUP P.O. Box 419318, Kansas City, MO 64141-6318 - 1-800-5PAYDEN

DESIGNATION OF BENEFICIARY (IES)

I designate the individual(s) named below the Beneficiary(ies) of this IRA.  I revoke all prior IRA
Beneficiary designations, if any, made by me for these assets.  I understand that I may change or add Beneficiaries at any time by written notice to the Custodian.  If I am not survived by any
Beneficiary, my Beneficiary shall be my estate.  (If no percentage is specified, primary beneficiaries will share the account balance equally.)
PRIMARY
BENEFICIARY    DR/MR/MRS/MS
(IES)          --------------------------------------------------------------------------------------
               Name                                                  Social Security Number

               --------------------------------------------------------------------------------------
               Home Address: Street

               --------------------------------------------------------------------------------------
               City                                                  State             ZIP Code

               --------------------------------------------------------------------------------------
               Date of Birth                                         % of Account

               --------------------------------------------------------------------------------------
               Relationship

               DR/MR/MRS/MS
               --------------------------------------------------------------------------------------
               Name                                                  Social Security Number

               --------------------------------------------------------------------------------------
               Home Address: Street

               --------------------------------------------------------------------------------------
               City                                                  State             ZIP Code

               --------------------------------------------------------------------------------------
               Date of Birth                                         % of Account

               --------------------------------------------------------------------------------------
               Relationship


CONTINGENT     (A contingent beneficiary will receive account proceeds only if all primary
BENEFICIARY     beneficiaries predecease the accountholder)

               DR/MR/MRS/MS
               --------------------------------------------------------------------------------------
               Name                                                  Social Security Number

               --------------------------------------------------------------------------------------
               Home Address: Street

               --------------------------------------------------------------------------------------
               City                                                  State             ZIP Code

               --------------------------------------------------------------------------------------
               Date of Birth                                         % of Account

               --------------------------------------------------------------------------------------
               Relationship

=====================================================================================================
SPOUSAL CONSENT

This section should be reviewed if the accountholder is married and designates a beneficiary other than the spouse.  It is the accountholder's responsibility to determine if this section applies.
The accountholder may need to consult with legal counsel.  Neither the Custodian nor the Sponsor are liable for any consequences resulting from a failure of the accountholder to provide proper spousal consent.

   I am the spouse of the above-named accountholder.  I acknowledge that I have received a full and reasonable disclosure of my spouse's property and financial obligations.  Due to any possible consequences of giving up my community property interest in this IRA, I have been advised to see a tax professional or legal advisor.  I hereby consent to the beneficiary designation(s) indicated
above.  I assume full responsibility for any adverse consequence that may result.  No tax or legal advice was given to me by the Custodian or Sponsor.


-----------------------------------------------------------------------------------------------------
Signature of Spouse                                                  Date

-----------------------------------------------------------------------------------------------------
Signature of Witness for Spouse                                      Date

=====================================================================================================
IMPORTANT: PLEASE READ BEFORE SIGNING

By signing this Application establishing an IRA, the undersigned: (1) establishes an Individual
Retirement Account pursuant to the Internal Revenue Code of 1986, as amended, and in accordance with all the terms of the Custodial Agreement on Form 5305A, (2) certifies that all contributions to the IRA meet the requirements of the Code governing such contributions, (3) appoints Investors
Fiduciary Trust Company, or its successors, as Custodian on the Account, (4) states that he or she has received, read, accepts and specifically incorporates herein the Custodial Agreement on Form
5305A and IRA Disclosure Statement, (5) agrees to promptly give instructions to the Custodian necessary to enable the Custodian to carry out its duties under the Custodial Agreement, and (6)
agrees that he or she has received and read the Prospectus for the investment(s) selected and that this account will be subject to the Custodial Agreement as amended from time to time.

   Under penalties of perjury, I certify that the number shown on this form is my correct social security number, and that I have not been notified by the IRS that I am subject to back-up withholding.


-----------------------------------------------------------------------------------------------------
Signature of Depositor                                               Date

INVESTORS FIDUCIARY TRUST COMPANY, Custodian

          PAYDEN & RYGEL IRA TRANSFER AND DIRECT ROLLOVER REQUEST FORM

================================================================================

To transfer assets from an existing IRA or to complete a direct rollover from a qualified employer plan, 403(b) account or Keogh to a Payden & Rygel Investment Group IRA, complete this form and attach a copy of a current statement from your existing IRA or qualified retirement plan. If you are opening a new IRA, also attach your completed IRA application to this form. Return this form and the applicable attachments to Payden & Rygel Investment Group, 333 South Grand Avenue, Los Angeles, CA 90071 (Note: if you will be age 701/2 or older during the current calendar year, you must take out your minimum required distribution from your IRA before completing a transfer or direct rollover.)

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CUSTODIAN OF EXISTING ACCOUNT

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Today's Date
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DR/MR/MRS/MS
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Custodian Name
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Custodian Address: Street                             Custodian Telephone Number
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City                                                        State       ZIP Code
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DR/MR/MRS/MS

Your Name                                            Your Social Security Number
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Your Address: Street
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City                                                        State       ZIP Code

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INSTRUCTIONS TO CUSTODIAN OF EXISTING ACCOUNT

Account Number: _________________________

I have established a Payden & Rygel Investment Group Individual Retirement Account with Investors Fiduciary Trust Company as Custodian. Please withdraw assets from my account in your custody in the following manner and send a check payable to Payden & Rygel at 333 South Grand Avenue, Los Angeles, CA 90071, with reference to your name:

-----------------------------------.

TYPE OF ACCOUNT TO BE TRANSFERRED (CHECK ONE)


[ ] IRA   [ ]  SEP/IRA   [ ]  SPOUSAL IRA    [ ]  Rollover from qualified employer plan or Keogh

[ ] 403(b) Custodial Account or Annuity      [ ]  Other (List Type) _________________________________________________



PORTION OF ACCOUNT TO BE TRANSFERRED (CHECK ONE)


[ ]  All of the Assets in my account         [ ]  $___________________ in my account


IF YOU ARE TRANSFERRING A CERTIFICATE OF DEPOSIT IRA CHOOSE ONE OF THE OPTIONS
BELOW:


[ ]  Liquidate prior to maturity date.  I am aware of and acknowledge the penalty I will incur from an early withdrawal.

[ ]  Liquidate at maturity.  (Maturity date must be within 60 days.  If the maturity date is less than 15 days from the date of this request, you may want to contact your custodian bank to prevent automatic reinvestment of the account.)

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                        PAYDEN & RYGEL INVESTMENT GROUP
          P.O. Box 419318, Kansas City, MO 64141-6318 o 1-800-5PAYDEN

===========================================================================================================================
INSTRUCTIONS TO INVESTORS FIDUCIARY TRUST COMPANY

Please invest the assets transferred from my existing account in the following Payden & Rygel fund(s):

                                              ACCOUNT NUMBER

FUND(S)                            (IF IRA ACCOUNT HAS BEEN ESTABLISHED)                    AMOUNT OR %

Global Short Bond Fund              ________________________________            ________________________________
Global Fixed Income Fund            ________________________________            ________________________________
International Bond Fund             ________________________________            ________________________________
U.S. Treasury Fund                  ________________________________            ________________________________
Limited Maturity Fund               ________________________________            ________________________________
Short Bond Fund                     ________________________________            ________________________________
Intermediate Bond Fund              ________________________________            ________________________________
Investment Quality Bond Fund        ________________________________            ________________________________
Total Return Fund                   ________________________________            ________________________________
Growth & Income Fund                ________________________________            ________________________________
Market Return Fund                  ________________________________            ________________________________
Global Balanced Fund                ________________________________            ________________________________
International Equity Fund           ________________________________            ________________________________


===========================================================================================================================
AUTHORIZATIONS

SHAREHOLDER AUTHORIZATION:  I hereby authorize Investors Fiduciary Trust Company to deposit the assets received from my existing IRA, qualified employer plan or Section 403(b) account according to the terms stated in this IRA Transfer
Request Form.  I hereby acknowledge that strict requirements must be met to qualify for tax-free rollover or transfer treatment; I hereby certify that the source of the transfer or rollover contribution qualifies the contribution as such.

---------------------------------------------------------------------------------------------------------------------------
Signature                                                                       Date

SIGNATURE GUARANTEE: Your current trustee or custodian may require your signature to be guaranteed.  Contact them for signature requirements.  Signature guarantee must be provided by a bank, member of a national securities exchange, savings and loan association, credit union, broker or other acceptable financial institution.  A notary public cannot provide a signature guarantee.

Signature Guaranteed:                                                           Place Guaranteed Stamp Here

          ----------------------------------------------------------------------
By:       Institution

          ----------------------------------------------------------------------
By:       Authorized Signer's Name & Title

CUSTODIAN AUTHORIZATION:  Investors Fiduciary Trust Company hereby accepts its appointment as Custodian of the above IRA account and upon receipt of assets, will deposit such assets in a Payden & Rygel Investment Group IRA on behalf of the
Depositor authorizing this transfer or direct rollover.

INVESTORS FIDUCIARY TRUST COMPANY

Authorized Signature

